Exhibit 99.1

Avistar Communications Corp.	For Immediate Release
555 Twin Dolphin Drive, 3rd Floor	Contact: Robert J. Habig
Redwood Shores, CA 94065	650.610.2900
Tel 650.610.2900	ir@avistar.com
Fax 650.610.2901
Video 650.632.1912
www.avistar.com

AVISTAR COMMUNICATIONS ANNOUNCES CAPITAL RAISING ACTIVITIES

REDWOOD SHORES, Calif. – October 16, 2003 – Avistar Communications Corporation (NASDAQ: AVSR), a leading provider of enterprise video communication solutions, today announced that it has completed a $6 million private placement of 4.6 million shares of common stock at $1.30 per share with Gerald J. Burnett, Avistar’s Chairman, President and Chief Executive Officer and other members of Dr. Burnett’s family. Avistar anticipates that a portion of the proceeds of the private placement will be used to repay the $1.5 million outstanding balance under the company’s $6 million line of credit from Comerica Bank. With that repayment, the personal guarantee of Dr. Burnett securing the line would be removed, and the existing line of credit would be terminated. Thereafter, Avistar may seek a line of replacement credit without any guarantee or with a reduced guarantee.

An independent special committee of Avistar’s board of directors negotiated and approved the financing. Avistar intends to use the net proceeds of the financing for working capital purposes. Avistar believes that the financing, which will increase the company’s net equity position by $6 million, will enable the company to continue to meet the net equity requirements of The NASDAQ SmallCap Market, and to qualify for an extension of its grace period to comply with the $1 closing minimum bid price listing requirement, until at least April 2004.

Avistar cannot provide any assurance that it will be able to negotiate another line of credit on terms acceptable to it, if at all, once the personal guarantee is released. Nor can Avistar provide any assurance that it will be able to maintain its NASDAQ SmallCap Market listing.

About Avistar Communications Corporation

Avistar develops, markets and supports the Avistar vBusiness integrated suite of video-enabled applications, all powered by the AvistarVOS™ software. Avistar integrates video communications into day-to-day business process applications. From the desktop, Avistar delivers TV-quality video calling, recording, publishing, video-on-demand, broadcast, and document sharing.

Founded in 1993, Avistar Communications Corporation (NASDAQ: AVSR) is headquartered in Redwood Shores, California, with sales offices in New York and London. Collaboration Properties, Inc., a wholly owned subsidiary of Avistar Communications Corporation, holds a broad portfolio of patents covering the AvistarVOS platform as well as multiple software and hardware video collaboration products.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include statements regarding Avistar’s negotiation of a replacement line of credit and the maintenance of Avistar’s listing on The NASDAQ SmallCap Market. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Actual results in future periods are subject to many factors, including, among others, Avistar’s ability to negotiate and enter into a line of credit on terms acceptable to it without the personal guarantee of Dr. Burnett, Avistar’s ability to meet the requirements for listing on The NASDAQ SmallCap Market on an ongoing basis, fluctuations or decreases in trading volume and restrictions on trading that may adversely affect the price and/or liquidity of Avistar’s common stock, as well as uncertainties regarding the general economic outlook and customer demand for Avistar’s products, and other risks and uncertainties, including those discussed in Avistar’s filings with the Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Avistar does not undertake to update any forward-looking statements.

THIS PRESS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF AVISTAR COMMUNICATIONS CORPORATION. THE SECURITIES DESCRIBED IN THIS NOTICE HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.